                                                                     EXHIBIT #11
                         ENVIRONMENTAL POWER CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                          YEAR ENDED DECEMBER 31, 1997

BASIC EARNINGS PER COMMON SHARE:

Net earnings available to shareholders                                         $      4,613,863

Effect of dividends to preferred shareholders                                  $        (30,178)
                                                                               -----------------

Net earnings available to common shareholders                                  $      4,583,685
                                                                               =================

Weighted average common shares outstanding                                           11,120,893

Basic earnings per common share                                                $           0.41



DILUTED EARNINGS PER COMMON SHARE:

Net earnings available to shareholders                                         $      4,613,863

Effect of dividends to preferred shareholders                                  $        (30,178)
                                                                               -----------------

Net earnings available to common shareholders                                  $      4,583,685
                                                                               =================

Weighted average common shares outstanding                                           11,120,893

Assumed exercise of dilutive stock options                                              138,972
                                                                               -----------------

Weighted average common shares and equivalents outstanding                           11,259,865
                                                                               =================

Diluted earnings per common share                                              $           0.41